GENERAL CABLE CORPORATION
EXECUTIVE OFFICER SEVERANCE BENEFIT PLAN

AMENDMENT #1

WHEREAS, the General Cable Corporation Executive Officer Severance Benefit Plan (the “Plan”) is maintained by GK Technologies, Incorporated (the “Company”) for the benefit of certain senior executives of the General Cable Corporation (“GCC”) and its adopting affiliates;
WHEREAS, Section 11 of the Plan provides that the Plan may be amended by a written instrument executed by the President of the Company and approved by the Compensation Committee of the Board of Directors of GCC; and
WHEREAS, GCC and the Company desire to amend the Plan to provide that, effective as of August 1, 2014, no additional employees shall be eligible to participate in the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be hereby amended effective as of August 1, 2014 as follows:

1.	A new Section 2.03 shall be added to the Plan which shall state the following:
“No Additional Eligible Employees. Notwithstanding anything in the Plan to the contrary, an employee of GCC or an Affiliate who is hired, or first promoted, into a position of Executive Vice President or above on or after August 1, 2014 shall not be eligible to participate in the Plan.”

2.	Except as set forth herein, all terms and conditions of the Plan shall remain in full force and effect.

3.	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
IN WITNESS WHEREOF, the President of the Company has caused this Amendment to be executed on the 19th day of December, 2014.

GK TECHNOLOGIES, INCORPORATED

By	/s/ Gregory B. Kenny
Gregory B. Kenny
President

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